UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 5, 2011 (April 29, 2011)

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-51908	87-0578370
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No 8 Huaye Road
Dongbang Industrial Park
Changshu, 215534
People’s Republic of China

(Address of principal executive offices)

(+86) 512 52680988
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                   Submission of Matters to a Vote of Security Holders.

On April 29, 2011, Sutor Technology Group Limited (the “Company”) held an annual meeting of its shareholders. The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1: The election of directors

Name	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Lifang Chen	30,359,675	-	-	-	-
Yongfei Jiang	30,359,675	-	-	-	-
Gerard Pascale	30,359,675	-	-	-	-
Guoyou Shao	30,359,675	-	-	-	-
Xinchuang Li	30,359,675	-	-	-	-

Proposal 2: The appointment of Hansen Barnett & Maxwell, P.C. as the Company’s independent accountants for fiscal year ended June 30, 2011

Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
30,359,675	-	-	-	-

Proposal 3: The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of the Company’s named executive officers described under the heading “Executive Compensation” in the Company’s proxy statement

Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
30,359,675	-	-	-	-

Proposal 4: The selection, on a non-binding, advisory basis, of the frequency of the shareholder vote on the compensation of the Company’s named executive officers

Votes For Once Every Year	Votes For Once Every Two Years	Votes For Once Every Three Years	Abstentions	Broker Non-Votes
-	-	30,359,675	-	-

In accordance with the wishes of its shareholders, the Company will hold a vote on the compensation of named executive officers once every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: May 5, 2011	By:	/s/ Lifang Chen
Chief Executive Officer
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